Exhibit 99.1

Barnes & Noble Reports Fiscal 2014 Second Quarter Financial Results

Consolidated EBITDA of $76 Million

College Rush Season Results in Growth in Textbook Rentals

NEW YORK--(BUSINESS WIRE)--November 26, 2013--Barnes & Noble, Inc. (NYSE:BKS) today reported sales and earnings for its fiscal 2014 second quarter ended October 26, 2013.

Second quarter consolidated revenues decreased 8.0%, to $1.7 billion, compared to the prior year. Second quarter consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) increased 13.7% to $76 million, as compared to a year ago.

“During the second quarter, Barnes & Noble grew earnings through improved margins and reduced expenses, while also completing another successful College rush season,” said Michael P. Huseby, President of Barnes & Noble, Inc. and Chief Executive Officer of NOOK Media. “The company is focused on executing its plans for the holiday season and our booksellers are prepared to welcome holiday shoppers and recommend thoughtful gift ideas for everyone on their list. We have a terrific book title line-up this holiday season, a leading assortment of educational Toys & Games and a full selection of NOOK devices, including our recently released new NOOK GlowLight.”

Second Quarter 2014 Results from Operations

Segment results for the fiscal 2014 and fiscal 2013 second quarters are as follows:

	Revenues (unaudited)				EBITDA (unaudited)
$ in millions			Increase/(Decrease)				Increase/(Decrease)
	Q2 2014	Q2 2013	$	%	Q2 2014	Q2 2013	$	%
Retail	$921.0	$996.0	($75.0)	-7.5%	$36.6	$30.2	$6.4	21.2%
College	$737.5	$773.0	($35.5)	-4.6%	$84.3	$87.8	($3.5)	-4.0%
NOOK	$108.7	$160.3	($51.6)	-32.2%	($45.2)	($51.4)	$6.2	12.1%
Elimination (1)	($33.1)	($44.9)	$11.7	-26.1%	n/a	n/a	n/a	n/a
Total	$1,734.2	$1,884.5	($150.4)	-8.0%	$75.7	$66.5	$9.1	13.7%

(1)	Represents the elimination of intercompany sales from NOOK to Barnes & Noble Retail and Barnes & Noble College on a sell through basis.

Retail

The Retail segment, which consists of the Barnes & Noble bookstores and BN.com businesses, had revenues of $921 million for the quarter, a decrease of 7.5% from the prior year. The sales decrease, which was in-line with company expectations, was attributable to a comparable store sales decrease of 4.9% for the quarter, store closures and lower online sales. “Core” comparable bookstore sales, which exclude sales of NOOK products, decreased 3.7% for the quarter on lower store traffic and comparisons to the Fifty Shades of Grey trilogy a year ago.

Retail generated EBITDA of $37 million in the quarter, increasing 21.2% as compared to a year ago as the sales decline was offset by strong expense management, including higher store productivity.

College

The College segment had revenues of $738 million, decreasing 4.6% compared to a year ago. Comparable College sales decreased 3.6% for the quarter, impacted by a higher mix of lower priced used textbook rentals and lower textbook sales, partially offset by higher general merchandise sales. The second quarter includes the fall back to school rush season. Comparable College store sales reflect the retail selling price of new or used textbooks when rented.

College EBITDA declined $3 million as compared to a year ago to $84 million. The decline is primarily attributable to higher textbook rental volume, where revenues received are deferred and amortized over the rental period, which generally spans the term of the semester. The company also continued to invest in digital product development. These factors were partially mitigated by increased store count, as well as higher margins associated with textbook rentals and a greater sales mix of general merchandise.

NOOK

The NOOK segment, which consists of the company’s digital business (including digital content, devices and accessories), reported revenues of $109 million for the quarter, decreasing 32.2% from a year ago. Digital content sales were $57 million for the quarter, a decline of 21.2% compared to a year ago, due to lower average selling prices and lower device unit sales. Device and accessories sales were $51 million for the quarter, a decrease of 41.3% from a year ago, due to lower unit selling volume and lower average selling prices.

Despite the sales decline, NOOK EBITDA losses decreased $6 million as compared to a year ago to $45 million on lower device markdowns and reduced expenses.

Consolidated Results

Consolidated second quarter net earnings were $13.2 million, or $0.15 per share, compared to net earnings of $0.5 million, or a loss of $0.07 per share, in the prior year.

Guidance

The company reaffirms its previously issued full-year guidance, in which it expects Retail comparable store sales to decline in the high single digits, Core Retail comparable bookstore sales to decline in the low- to mid-single digits and College comparable store sales to decline in the low single digits.

Conference Call

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 10:00 A.M. ET on Tuesday, November 26, 2013, and is accessible at www.barnesandnobleinc.com/webcasts.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE:BKS) is a Fortune 500 company and the leading retailer of content, digital media and educational products. The company operates 673 Barnes & Noble bookstores in 50 states, and one of the Web’s largest e-commerce sites, BN.com (www.bn.com). Its NOOK Media LLC subsidiary is a leader in the emerging digital reading and digital education markets. The NOOK digital business offers award-winning NOOK® products and an expansive collection of digital reading and entertainment content through the NOOK Store™ (www.nook.com), while Barnes & Noble College Booksellers, LLC operates 695 bookstores serving over 4.6 million students and faculty members at colleges and universities across the United States. Barnes & Noble is proud to be named a J.D. Power and Associates 2012 Customer Service Champion and is only one of 50 U.S. companies so named. Barnes & Noble.com is ranked the number one online retailer in customer satisfaction in the book, music and video category and a Top 10 online retailer overall in customer satisfaction according to ForeSee E-Retail Satisfaction Index (Spring Top 100 Edition).

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate website: www.barnesandnobleinc.com.

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble's products, low growth or declining sales and net income due to various factors, risk that international expansion will not be successfully achieved or may be achieved later than expected, possible disruptions in Barnes & Noble's computer systems, telephone systems or supply chain, possible risks associated with data privacy, information security and intellectual property, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible risks that inventory in channels of distribution may be larger than able to be sold, possible risks associated with changes in the strategic direction of the device business, including possible reduction in sales of content, accessories and other merchandise and other adverse financial impacts, possible risk that component parts will be rendered obsolete or otherwise not be able to be effectively utilized in devices to be sold, possible risk that financial and operational forecasts and projections are not achieved, possible risk that returns from consumers or channels of distribution may be greater than estimated, the risk that digital sales growth is less than expectations and the risk that it does not exceed the rate of investment spend, higher-than-anticipated store closing or relocation costs, higher interest rates, the performance of Barnes & Noble's online, digital and other initiatives, the success of Barnes & Noble's strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, product and component shortages, the potential adverse impact on the Company’s businesses resulting from the review of strategic alternatives and a potential separation of the Company’s businesses, the risk that the transactions with Microsoft and Pearson do not achieve the expected benefits for the parties or impose costs on the Company in excess of what the Company anticipates, including the risk that NOOK Media’s applications are not commercially successful or that the expected distribution of those applications is not achieved, other risks associated with the international expansion contemplated by the relationship with Microsoft, including that it is not successful or is delayed, the risk that NOOK Media is not able to perform its obligations under the Microsoft and Pearson commercial agreements and the consequences thereof, risks associated with the restatement contained in, the delayed filing of, and the material weakness in internal controls described in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 27, 2013 and associated risks and other factors which may be outside of Barnes & Noble’s control, including those factors discussed in detail in Item 1A, "Risk Factors," in Barnes & Noble's Annual Report on Form 10-K for the fiscal year ended April 27, 2013, and in Barnes & Noble's other filings made hereafter from time to time with the SEC. Our forward looking statements relating to international expansion are also subject to the following risks, among others that may affect the introduction, success and timing of the NOOK e-reader and content in countries outside the United States: we may not be successful in reaching agreements with international companies, the terms of agreements that we reach may not be advantageous to us, our NOOK device may require technological changes to comply with applicable laws, and marketplace acceptance and other companies have already entered the marketplace with products that have achieved some customer acceptance.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended
	October 26, 2013	October 27, 2012	October 26, 2013	October 27, 2012

Sales	$1,734,159	1,884,532	$3,063,661	3,338,039
Cost of sales and occupancy	1,272,217	1,402,243	2,233,518	2,439,945
Gross profit	461,942	482,289	830,143	898,094
Selling and administrative expenses	386,273	415,747	763,419	825,802
Depreciation and amortization	53,684	57,613	108,683	115,648
Operating Income (loss)	21,985	8,929	(41,959)	(43,356)
Interest expense, net	7,555	8,122	15,107	17,064
Income (loss) before taxes	14,430	807	(57,066)	(60,420)
Income taxes	1,201	306	16,727	(21,093)
Net Income (loss)	$13,229	501	$(73,793)	(39,327)

Income (loss) per common share:
Basic	$0.15	(0.07)	$(1.40)	(0.83)
Diluted	$0.15	(0.07)	$(1.40)	(0.83)

Weighted average common shares outstanding:
Basic	58,956	58,168	58,862	58,094
Diluted	58,956	58,168	58,862	58,094

Percentage of sales:
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy	73.4%	74.4%	72.9%	73.1%
Gross profit	26.6%	25.6%	27.1%	26.9%
Selling and administrative expenses	22.3%	22.1%	24.9%	24.7%
Depreciation and amortization	3.1%	3.1%	3.5%	3.5%
Operating Income (loss)	1.3%	0.5%	-1.4%	-1.3%
Interest expense, net	0.4%	0.4%	0.5%	0.5%
Income (loss) before taxes	0.8%	0.0%	-1.9%	-1.8%
Income taxes	0.1%	0.0%	0.5%	-0.6%
Net Income (loss)	0.8%	0.0%	-2.4%	-1.2%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 26, 2013	October 27, 2012
ASSETS
Current assets:
Cash and cash equivalents	$297,254	$470,994
Receivables, net	193,306	233,502
Merchandise inventories	1,591,895	1,796,208
Prepaid expenses and other current assets	164,590	143,797
Short-term deferred tax assets	189,684	79,528
Total current assets	2,436,729	2,724,029

Property and equipment:
Land and land improvements	2,541	2,541
Buildings and leasehold improvements	1,243,407	1,211,156
Fixtures and equipment	1,919,242	1,833,667
	3,165,190	3,047,364
Less accumulated depreciation and amortization	2,610,386	2,462,310
Net property and equipment	554,804	585,054

Goodwill	495,496	515,524
Intangible assets, net	539,248	558,157
Other noncurrent assets	52,141	57,218
Total assets	$4,078,418	$4,439,982

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,226,440	$1,348,489
Accrued liabilities	544,000	535,961
Gift card liabilities	313,581	297,191
Short-term note payable	127,250	-
Total current liabilities	2,211,271	2,181,641

Long-term debt	105,000	338,400
Long-term deferred taxes	231,027	266,853
Other long-term liabilities	323,378	328,029

Redeemable Preferred Shares; $.001 par value; 5,000
shares authorized; 204 and 204 shares issued, respectively	194,166	192,904
Preferred Member Interests in NOOK Media, LLC	382,512	289,054

Shareholders' equity:
Common stock; $.001 par value; 300,000 shares
authorized; 93,287 and 92,037 shares issued, respectively	93	92
Additional paid-in capital	1,387,941	1,377,992
Accumulated other comprehensive loss	(16,692)	(16,635)
Retained earnings	327,155	541,016
Treasury stock, at cost, 34,281 and 33,801 shares, respectively	(1,067,433)	(1,059,364)
Total shareholders' equity	631,064	843,101
Commitments and contingencies	-	-
Total liabilities and shareholders' equity	$4,078,418	$4,439,982

BARNES & NOBLE, INC. AND SUBSIDIARIES
Segment Information
(In thousands)
(Unaudited)

	13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended
	October 26, 2013	October 27, 2012	October 26, 2013	October 27, 2012

Sales
Retail	$921,023	996,028	$1,929,225	2,115,415
College	737,533	773,007	963,555	993,725
NOOK	108,733	160,347	261,870	352,322
Elimination	(33,130)	(44,850)	(90,989)	(123,423)
Total	$1,734,159	1,884,532	$3,063,661	3,338,039

Gross Profit
Retail	$270,358	295,153	$571,084	633,807
College	168,035	168,221	218,284	219,263
NOOK	23,549	18,915	40,775	45,024
Total	$461,942	482,289	$830,143	898,094

Selling and Administrative Expenses
Retail	$233,783	264,974	$469,748	527,150
College	83,718	80,434	153,062	145,508
NOOK	68,772	70,339	140,609	153,144
Total	$386,273	415,747	$763,419	825,802

EBITDA
Retail	$36,575	30,179	$101,336	106,657
College	84,317	87,787	65,222	73,755
NOOK	(45,223)	(51,424)	(99,834)	(108,120)
Total	$75,669	66,542	$66,724	72,292

Net Income (Loss)
EBITDA	$75,669	66,542	$66,724	72,292
Depreciation and Amortization	(53,684)	(57,613)	(108,683)	(115,648)
Interest Expense, net	(7,555)	(8,122)	(15,107)	(17,064)
Income Taxes	(1,201)	(306)	(16,727)	21,093
Total	$13,229	501	$(73,793)	(39,327)

Percentage of sales:

Gross Margin
Retail	29.4%	29.6%	29.6%	30.0%
College	22.8%	21.8%	22.7%	22.1%
NOOK	31.1%	16.4%	23.9%	19.7%
Total	26.6%	25.6%	27.1%	26.9%

Selling and Administrative Expenses
Retail	25.4%	26.6%	24.3%	24.9%
College	11.4%	10.4%	15.9%	14.6%
NOOK	91.0%	60.9%	82.3%	66.9%
Total	22.3%	22.1%	24.9%	24.7%

BARNES & NOBLE, INC. AND SUBSIDIARIES
NOOK Fiscal 2013 Segment Sales Information
(In thousands)
(Unaudited)

	13 weeks ended	13 weeks ended	13 weeks ended	13 weeks ended	52 weeks ended
	July 28, 2012	October 27, 2012	January 26, 2013	April 27, 2013	April 27, 2013

Device and Accessories	$110,256	87,613	238,118	35,286	$471,273
Digital Content	81,719	72,734	77,847	76,861	$309,161
	$191,975	160,347	315,965	112,147	$780,434

BARNES & NOBLE, INC. AND SUBSIDIARIES
Income (Loss) Per Share
(In thousands, except per share data)
(Unaudited)

	13 weeks ended		26 weeks ended
	October 26, 2013	October 27, 2012	October 26, 2013	October 27, 2012

Numerator for basic income (loss) per share:
Income (loss)	$13,229	501	$(73,793)	(39,327)
Preferred stock dividends	(3,942)	(3,942)	(7,884)	(7,884)
Accretion of dividends on preferred stock	(316)	(453)	(631)	(769)
Less allocation of earnings and dividends to participating securities	(363)	-	-	-
Net income (loss) available to common shareholders	$8,608	(3,894)	$(82,308)	(47,980)

Numerator for diluted income (loss) per share:
Net income (loss) available to common shareholders	$8,608	(3,894)	$(82,308)	(47,980)
Accrual of preferred stock dividends (a)	-	-	-	-
Accretion of dividends on preferred stock (a)	-	-	-	-
Effect of dilutive options	-	-	-	-
Net income (loss) available to common shareholders	$8,608	(3,894)	$(82,308)	(47,980)

Denominator for basic and diluted income (loss) per share:
Basic weighted average common shares	58,956	58,168	58,862	58,094

Denominator for diluted income (loss) per share:
Basic weighted average common shares	58,956	58,168	58,862	58,094
Preferred shares (a)	-	-	-	-
Diluted weighted average common shares	58,956	58,168	58,862	58,094

Income (loss) per common share
Basic	$0.15	(0.07)	$(1.40)	(0.83)
Diluted	$0.15	(0.07)	$(1.40)	(0.83)

(a) Although the Company was in a net income position during the 13 weeks ended October 26, 2013, the dilutive effect of the Company’s convertible preferred shares were excluded from the calculation of income per share using the two-class method because the effect would be antidilutive.

CONTACT:
Barnes & Noble, Inc.
Media:
Mary Ellen Keating, 212-633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investor:
Andy Milevoj, 212-633-3489
Vice President, Investor Relations
amilevoj@bn.com